SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PSS World Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

PSS WORLD MEDICAL, INC.

4345 SOUTHPOINT BOULEVARD

JACKSONVILLE, FLORIDA 32216

August 4, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of PSS World Medical, Inc., which will be held at 10:00 a.m., local time, on Thursday, September 4, 2003, at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256.

The principal business of the meeting will be to: (i) elect two directors to Class I of the Company’s Board of Directors, to serve for three-year terms expiring in the year 2006, and (ii) transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you expect to be present at the meeting, please sign, date, and return the enclosed proxy card in the enclosed pre-addressed envelope so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

Sincerely yours,

David A. Smith President and Chief Executive Officer

PSS WORLD MEDICAL, INC.

4345 SOUTHPOINT BOULEVARD

JACKSONVILLE, FLORIDA 32216

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 4, 2003

The 2003 Annual Meeting of Shareholders (the “Annual Meeting”) of PSS World Medical, Inc., a Florida corporation (the “Company”), will be held at 10:00 a.m., local time, on Thursday, September 4, 2003, at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two directors to Class I of the Company’s Board of Directors, to serve for three-year terms expiring in the year 2006; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 27, 2003 as the record date for the purpose of determining the shareholders that are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

By Order of the Board of Directors

David A. Smith President and Chief Executive Officer

Jacksonville, Florida

August 4, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

PROXY STATEMENT

Date, Time, and Place of Meeting

The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of PSS World Medical, Inc., a Florida corporation (the “Company”), for use at its 2003 Annual Meeting of Shareholders to be held on Thursday, September 4, 2003, at 10:00 a.m., local time, or at any postponements or adjournments thereof (the “Annual Meeting”). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256.

The Company’s mailing address and the location of its principal executive offices is 4345 Southpoint Boulevard, Jacksonville, Florida 32216. The date of the mailing of this Proxy Statement and accompanying Proxy is on or about August 4, 2003.

Record Date and Outstanding Common Stock

Shareholders of record at the close of business on June 27, 2003, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 66,946,958 shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), were issued and outstanding and held by approximately 13,000 shareholders of record and approximately 1,850 beneficial holders.

Solicitation and Voting of Proxies

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on June 27, 2003, will constitute a quorum. If the accompanying Proxy Card is properly signed and timely returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

Revocation of Proxies

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying Proxy Card will vote: (i) FOR approval of the Board’s nominees and (ii) if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters. Each such proxy granted may be revoked by the shareholder at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed Proxy Card bearing a later date or by voting in person at the Annual Meeting. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting.

Quorum, Abstentions, and Broker Non-Votes

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall (i) determine the number of shares of Common Stock represented at the meeting,

(ii) determine the existence of a quorum and the validity and effect of proxies, (iii) receive, count, and tabulate ballots and votes, and (iv) determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner’s shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors currently consists of seven directors who are elected in three classes: two Class I members, three Class II members, and two Class III members. Members of each class hold office for three-year terms; the terms of the classes are staggered so that the term of one class terminates each year. Each member of the Board of Directors holds office for the term for which he or she was elected and until his or her successor shall have been duly elected and qualified, or until the earlier of his or her resignation, removal from office, or death.

Class I Directors.    The terms of the Class I directors, T. O’Neal Douglas and Clark A. Johnson, expire at the 2003 Annual Meeting or when their successors have been duly elected and qualified. Mr. Douglas and Mr. Johnson have been nominated for election at the 2003 Annual Meeting by the Board of Directors to serve as Class I directors and have informed the Company that they will serve if elected.

Class II Directors.    The terms of the Class II directors, Melvin L. Hecktman, Delores P. Kesler, and David A. Smith, expire at the Annual Meeting of Shareholders in 2004 or when their successors have been duly elected and qualified.

Class III Directors.    The terms of the Class III directors, Charles R. Scott and Charles E. Adair, expire at the Annual Meeting of Shareholders in 2005 or when their successors have been duly elected and qualified. Hugh H. Brown, formerly a Class III director, resigned as a director of the Company effective as of March 25, 2003. Following Mr. Brown’s resignation, the Board of Directors reduced the number of directors comprising the Board to seven.

Nominees for Election as Directors for Terms Expiring at the 2006 Annual Meeting

Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The accompanying proxy, unless otherwise specified, will be voted “FOR” the election of Mr. Douglas and Mr. Johnson as directors. If either Mr. Douglas or Mr. Johnson should become unavailable, which is not now anticipated, the proxy will be voted for the election of such other person as the Board of Directors may select to replace such nominee, unless the Board of Directors instead reduces the number of directors comprising the Board. Each such proxy granted may be revoked by the shareholder at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed Proxy Card bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

T. O’Neal Douglas has served on the Board of Directors since October 2000 and previously served on the Board of Directors from July 1993 to September 1999. Mr. Douglas served as Chairman of the Board of Directors of American Heritage Life Insurance Co. (“AHL Insurance”), and its holding company American Heritage Life Investment Corporation (“AHL Investment”), from 1994 to 2000. He also served as Chief Executive Officer of AHL Insurance and AHL Investment from 1990 to 2000, President of AHL Investment from 1990 to 1996, and President of AHL Insurance from 1986 to 1994. In addition, Mr. Douglas served as a director of Barnett Bank of Jacksonville, N.A from 1986 to 1997, and as a director of NationsBank, N.A. until 1998.

Clark A. Johnson has served on the Board of Directors of the Company since September 1999 and has served as Chairman of the Board since October 2000. Mr. Johnson served as Chairman of the Board of Directors and Chief Executive Officer of Pier 1 Imports, Inc. (“Pier 1”), a specialty retailer of imported decorative home furnishings, gifts, and related items from August 1988 to June 1998. Prior to these positions, Mr. Johnson served as President of Pier 1 from May 1985 to August 1988. In addition, Mr. Johnson previously served as a director of Alberton’s, Inc. Mr. Johnson currently serves as a director of Opticare, Inc., Metromedia International Group, REFAC, Inc., and Neurologix & World Factory.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ELECTION OF T. O’NEAL DOUGLAS AND CLARK A. JOHNSON AS DIRECTORS TO SERVE UNTIL THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

Class II Directors Whose Terms Expire at the 2004 Annual Meeting

Melvin L. Hecktman has served on the Board of Directors of the Company since March 1998. From May 1993 through March 1998, Mr. Hecktman served on the Board of Directors of Gulf South Medical Supply, Inc., which was acquired by the Company in March 1998. Since 1993, Mr. Hecktman has served as President of Hecktman Management, an investment management and consulting firm, and as a partner of Commonwealth Capital Partners, a merchant-banking group. Mr. Hecktman was associated with United Stationers, Inc., a wholesaler of general business products, as an employee or director for 33 years and served as Vice Chairman of the Board of Directors from 1989 through August 1993.

Delores P. Kesler has served on the Board of Directors of the Company since July 1993. Since 1997, Ms. Kesler has been Chairman and Chief Executive Officer of Adium LLC, a capital investment company. Ms. Kesler is also a founder of AccuStaff, Incorporated, a strategic staffing, consulting and outsourcing venture, and served as its Chairman and Chief Executive Officer from 1978 until 1997. Ms. Kesler currently serves on the board of directors of Horatio Alger Association of Distinguished Americans, Inc. and the University of North Florida Foundation, and previously served on the board of directors of Thermoview Industries, Inc., Heritage Bank, and St. Luke’s/Mayo Foundation.

David A. Smith was appointed Chief Executive Officer in January 2002 and has served on the Board of Directors of the Company since July 1993. Mr. Smith became President of the Company in October 2000 and served as the Chief Financial Officer from April 1992 until January 2002. Additionally, Mr. Smith also served as an Executive Vice President of the Company from April 1996 to October 2000 and as a Vice President of the Company from April 1992 to April 1996. Prior to serving as Vice President and Chief Financial Officer, Mr. Smith served the Company as a Regional Manager, General Manager, Sales Manager and Operations Manager from July 1987 to June 1993. Prior to joining the Company, Mr. Smith worked in public accounting from 1983 to 1987.

Class III Directors Whose Terms Expire at the 2005 Annual Meeting

Charles E. Adair has served on the Board of Directors of the Company since August 2002. Mr. Adair has been a partner of Cordova Ventures (“Cordova”), a venture capital and fund management company, since 1993, where he serves as manager of venture capital funds. From 1973 to 1992, Mr. Adair was associated with Durr-Fillauer Medical, Inc., a pharmaceutical and medical products distribution company, where he served in various capacities, including President and Chief Operating Officer from 1981 until 1992. Mr. Adair also serves on the Board of Directors of Performance Food Group Company, a food distributor; Tech Data Corporation, a distributor of computers, peripherals, and software; and Torchmark Corporation, a financial services holding company specializing in life and supplemental health insurance; as well as other privately-held companies associated with Cordova’s venture capital fund investments. Mr. Adair is a certified public accountant and holds a Bachelor of Science degree in accounting from the University of Alabama.

Charles R. Scott has served on the Board of Directors of the Company since March 1998. Currently, Mr. Scott is the Chairman and Chief Executive Officer of Leadership Centers, USA (d/b/a TEC Florida), which provides continuing education for executives of Florida-based companies. From February 1991 to December 1996, Mr. Scott was President and Chief Executive Officer of The Actava Group, Inc. (formerly Fuqua Industries, Inc.), an operating holding company. Mr. Scott also served as Chairman and Chief Executive Officer of Intermark, Inc., an operating holding company, from 1970 to 1991.

Board of Directors Meetings and Committees

During fiscal year 2003, the Board of Directors held nine meetings and did not act by unanimous consent. During fiscal year 2003, each incumbent director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (that were held during the period for which he or she has been a director);

and (ii) the total number of meetings of all committees of the Board on which he or she served (held during the periods for which he or she served). Standing committees of the Board include: an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Strategic Planning Committee.

Executive Committee.    This Committee is authorized to act with the full authority and in place of the Board at such times as members of the Executive Committee deem necessary and appropriate. The members of the Executive Committee are Messrs. Johnson and Smith, and Ms. Kesler, with Mr. Johnson acting as Chairman. The Executive Committee held one meeting during fiscal year 2003.

Audit Committee.    This Committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of annual audits and quarterly reviews, compliance with accounting and financial policies, and management’s procedures and policies relative to the adequacy of internal accounting controls. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors. The members of the Audit Committee are Messrs. Adair, Douglas, and Scott, with Mr. Adair acting as Chairman. The Board of Directors has determined that all members of the Audit Committee meet the independence standards of The NASDAQ Stock Market, Inc. During fiscal year 2003, the Audit Committee held eleven meetings and did not act by unanimous consent.

Compensation Committee.    This Committee reviews salary and bonus for management personnel and makes appropriate recommendations to the Board with respect thereto. In addition, it makes recommendations to the Board concerning certain employee benefit plan matters, including the granting of stock options. The members of the Compensation Committee are Messrs. Douglas and Johnson, and Ms. Kesler, with Mr. Douglas serving as Chairman. During fiscal year 2003, the Compensation Committee held five meetings and did not act by unanimous consent.

Corporate Governance Committee.    This Committee was established by the Board on March 26, 2003. The Corporate Governance Committee is responsible for developing corporate governance guidelines and procedures, identifying Board of Director candidates, evaluating Board of Director committee membership, assessing Board of Director and committee performance, and evaluating executive officer performance. This Committee will consider shareholder recommendations for candidates for the Board. Shareholder recommendations must be in writing and sent to Melvin L. Hecktman, Chairman of the Corporate Governance Committee, c/o PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Shareholder recommendations must include the name, biographical data, and qualifications of the nominee or nominees. The members of the Corporate Governance Committee are Messrs. Johnson, Douglas and Hecktman, with Mr. Hecktman serving as Chairman. The Corporate Governance Committee replaces the Board’s Nominating Committee. This committee did not hold any meetings during fiscal year 2003.

Strategic Planning Committee.    The Strategic Planning Committee is responsible for developing, reviewing, and monitoring the progress on the strategic direction and goals of the Company. The members of the Strategic Planning Committee are Ms. Kesler and Messrs. Hecktman and Smith, with Ms. Kesler serving as Chairman. This committee did not hold any meetings but had discussion with the Board at various meetings during fiscal year 2003.

Director Compensation

During calendar year 2002, directors who were not employees of the Company received a quarterly retainer of $10,000, plus an additional $1,000 for each Board of Directors meeting attended. In addition, committee chairpersons received additional fees of $1,250 per quarter and committee members received additional fees of $750 for each committee meeting attended.

Beginning with calendar year 2003, directors who are not employees of the Company receive an annual retainer of $75,000, plus additional fees of $5,000 for serving as a committee chairperson. In addition, the Company’s Chairman of the Board, Clark A. Johnson, receives an annual retainer of $100,000 for his duties as Chairman. Directors who are employees of the Company are not compensated for Board or committee service.

Pursuant to the Company’s Amended and Restated Directors’ Stock Plan, non-employee directors receive an annual grant of options to purchase 3,000 shares of the Company’s common stock. The exercise price of options granted under this plan may not be less than the fair market value of the common stock on the date of grant and all options are fully vested at the date of grant. In addition, upon election to the Board of Directors by the shareholders, directors will receive a grant of 3,000 shares of restricted stock. Restrictions on the restricted stock will lapse upon the expiration of the director’s term in office.

Non-employee directors can elect to receive stock options in lieu of their annual director fees and/or their election-year grants of restricted stock under the Amended and Restated Directors’ Plan.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the Company’s Board of Directors or its Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was an officer or employee of the Company at any time during fiscal year 2003. No executive officer or director of the Company serves on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

MANAGEMENT

Directors and Executive Officers

The directors, nominees for directors, and executive officers of the Company are as follows:

Name	Age	Position
David A. Smith(1), (5)	43	President, Chief Executive Officer, Secretary, and Director
John F. Sasen, Sr.	61	Executive Vice President and Chief Marketing Officer
Gary A. Corless	38	Executive Vice President and President, Physician Sales & Service Division
Tony E. Oglesby	41	President, Gulf South Medical Supply, Inc.
David M. Bronson	50	Executive Vice President and Chief Financial Officer
Jeffrey H. Anthony	42	Senior Vice President, Corporate Development
Kevin P. English	34	Vice President of Finance
Mary M. Jennings	49	Vice President of Tax and Compliance
David H. Ramsey	33	Vice President and Chief Information Officer
David D. Klarner	33	Vice President and Treasurer
Charles E. Adair(2)	55	Director
T. O’Neal Douglas(2), (3), (4)	67	Director
Melvin L. Hecktman(4), (5)	63	Director
Clark A. Johnson(1), (3), (4)	72	Chairman of the Board of Directors
Delores P. Kesler(1), (3), (5)	62	Director
Charles R. Scott(2)	75	Director

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Corporate Governance Committee.
(5)	Member of the Strategic Planning Committee.

For information pertaining to the experience and background of David A. Smith, Charles E. Adair, T. O’Neal Douglas, Melvin L. Hecktman, Clark A. Johnson, Delores P. Kesler and Charles R. Scott, see “Election of Directors.”

John F. Sasen, Sr. has served as Executive Vice President and Chief Marketing Officer of the Company since April 1998. From July 1993 to April 1998, Mr. Sasen served as a Director of the Company, and from August 1995 to April 1998, as President and Chief Operating Officer of the Company. Mr. Sasen served as the Chief Operating Officer of the Company from December 1993 to March 1997, and served as Executive Vice President from August 1993 to August 1995. Prior to joining the Company in 1993, Mr. Sasen was Vice President of Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company (“Becton Dickinson”), a manufacturer of health care products. In that position, Mr. Sasen directed product development and marketing efforts, technical services, product services and customer service. Mr. Sasen was with Becton Dickinson for over 20 years. In addition, Mr. Sasen serves as a director of Humascan, Inc., a manufacturer of a breast thermal detection device. Mr. Sasen is currently Chairman of the Health Industry Distributors Association, a non-profit organization that addresses the needs of the healthcare industry.

Gary A. Corless was promoted to President of the Physician Business, Physician Sales & Service, and to Executive Vice President of PSS World Medical, Inc. on May 23, 2002. Mr. Corless became President of Gulf South Medical Supply, Inc. in April 1999 and led the division to a dramatic rise in operational and financial performance over a three-year period through May 2002. From April 1998 to April 1999, Mr. Corless served as Senior Vice President, Eastern Region of Diagnostic Imaging, Inc. Prior to that position, he served as the Company’s Vice President, Southern Region from April 1997 to April 1998. From 1996 to 1997, Mr. Corless served the Company as a regional Vice President of Sales and Operations, and from 1990 to 1996 he held various leadership positions with the Company.

Tony E. Oglesby was named President of the Elder Care Business, Gulf South Medical Supply, Inc. (“Gulf South”), in September 2002 replacing Gary A. Corless, who became President of the Physician Business, Physician Sales & Service, in May 2002. Mr. Oglesby, an 11-year industry veteran, most recently was Executive Vice President of Marketing and Sales of Gulf South. He has been an instrumental leader in returning the Elder Care Business to profitable growth over the past two years. Mr. Oglesby led the development and roll out of Gulf South’s ANSWERS program, as well as the re-alignment of the sales force and compensation programs responsible for driving substantial increases in revenue and profitability. Mr. Oglesby began his career with Gulf South in 1998 as a Sales Manager for the Southeast region and rapidly progressed to Vice President of National Accounts. He was appointed to Executive Vice President of Sales and Marketing of the Company in October 1999. Prior to Gulf South, Mr. Oglesby was co-owner of National Medical, LLC, a medical supply distributor acquired by Gulf South. He began his career in the long-term care industry in 1992 when he joined The Kendall Company as a sales representative, progressing to sales trainer, National Accounts Manager, Alternate Site and Regional Manager.

David M. Bronson was appointed Senior Vice President and Chief Financial Officer in January 2002, and Executive Vice President and Chief Financial Officer in April 2003. Mr. Bronson is a twenty-five year healthcare industry veteran, having spent more than ten years focused exclusively on healthcare distribution as a senior financial officer. From 1995 to 1999, he was Senior Vice President of Finance and Chief Financial Officer of VWR Scientific Products (“VWR”), a healthcare distributor which was acquired in 1999 by Merck KgaA (“Merck”). After completing the sale of VWR to Merck, Mr. Bronson joined Digineer, Inc. from 1999 to 2001 as Senior Vice President and CFO. Digineer, Inc. is a privately held service provider of technology-based clinical solutions. Earlier in his career, Mr. Bronson held senior financial roles with Baxter Healthcare, Inc. (“Baxter”) from 1975 to 1995, including Vice President, Finance and Business Development for Baxter Scientific Products from 1992 to 1995 and Vice President and Controller of Baxter Diagnostics Dade Division from 1988 to 1992.

Jeffrey H. Anthony has served as Senior Vice President of Corporate Development since April 2000. He is responsible for all human resource and employee development related functions, including payroll, benefits, leadership development, business and resource planning, retirement services, and the Center for Career Development. Prior to this position, Mr. Anthony served the Company as Senior Vice President of Distribution from April 1999 to April 2000 and as the Senior Vice President of the Eastern and Mid-America Region from April 1998 to April 1999. Mr. Anthony also served as the Company’s Chief Information Officer from April 1996 to April 1998 and as Pacific Regional Manager from April 1995 to April 1996. Mr. Anthony is a graduate of University of South Alabama and holds a Bachelor of Science in Organizational Communication.

Kevin P. English has served as Vice President of Finance for PSS World Medical since October 1999. From November 1998 to October 1999, he served as the Chief Financial Officer for Diagnostic Imaging, Inc. (“DI”), a former subsidiary of the Company that was divested in November 2002, and he served as DI’s Controller from April 1997 to October 1998. Before joining DI, Mr. English served as Operations Leader for the Physician Business’ Atlanta distribution center from October 1996 to March 1997. Prior to joining the Company, Mr. English was employed by Deloitte & Touche LLP, as a Senior Audit Accountant from 1992 to 1996. He is a University of Florida graduate receiving a Bachelor of Science in Accounting in May 1992 and a certified public accountant.

Mary M. Jennings joined PSS World Medical, Inc. in 1997 and has served as Vice President of Compliance and Tax since October 2000. Prior to October 2000, she served as Vice President of State and Local Tax, and as Sales Tax Reporting and Compliance Manager. Ms. Jennings’ background includes more than 15 years experience as a corporate tax and risk management professional. In addition, Ms. Jennings has 10 years of hands-on experience in a wide range of complex state and local tax issues, specializing in the areas of sales and use tax. Before joining the Company, Ms. Jennings spent six years with Barnett Banks, Inc. as Sales Tax Manager. Ms. Jennings received a Bachelor’s degree from Clemson University.

David H. Ramsey was appointed Vice President and Chief Information Officer in May 1998. Mr. Ramsey has over 10 years of information technology experience in both the consulting and healthcare distribution industries. He has led the organization through a four-year, $40 million investment in technology and business process re-engineering. Mr. Ramsey has been with PSS World Medical, Inc. for seven years. Prior to his appointment as CIO, Mr. Ramsey held various project management roles in the financial systems areas of PSS World Medical, Inc. Mr. Ramsey holds a Bachelor of Science in Computer Science from Montana State University.

David D. Klarner has served as Vice President and Treasurer for PSS World Medical since March 2002. From October 1999 to March 2002, he served as Vice President of Treasury and Financial Reporting of PSS World Medical, Inc. From January 1998 to October 1999, Mr. Klarner served as the Director of Financial Reporting. Before joining the Company, Mr. Klarner was employed by Arthur Andersen LLP, as a Senior Audit Accountant from 1993 to 1997. He is a University of Florida graduate, receiving a Masters of Accountancy and a Bachelor of Science in Accounting in May 1993, and is a certified public accountant.

Executive officers of the Company are elected annually and serve at the discretion of the Board. There are no family relationships between or among any of the Company’s directors or executive officers.

Compensation of Executive Officers

The following table sets forth information with respect to compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and its four most highly compensated executive officers (the “Named Executive Officers”) for each of the years in the three-year period ended March 28, 2003.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)		Securities Underlying Options (#)(4)	Other Compensation ($)(5)
David A. Smith	2003	522,500	630,768			145,678	149,524
President, Chief Executive Officer	2002	427,747	623,507			355,453	62,377
and Secretary	2001	386,583	235,000			67,292	74,295

John F. Sasen, Sr.	2003	309,000	376,997			49,240	66,944
Executive Vice President and	2002	300,000	380,788			65,494	76,051
Chief Marketing Officer	2001	290,250	182,225			32,597	10,038

Gary A. Corless	2003	296,250	176,762			57,905	73,653
Executive VP and President,	2002	285,000	325,751			54,326	35,886
Physician Sales & Service	2001	237,298	156,215			31,216	29,211

Tony Oglesby	2003	222,000	201,911			36,909	23,260
President, Gulf South Medical	2002	183,999	252,055			20,148	9,281
Supply	2001	165,916	84,235			13,615	13,373

David M. Bronson(6)	2003	282,500	192,375			60,414	24,178
Executive Vice President and Chief Financial Officer	2002	68,750	34,375	14,049	(3)	50,000	3,543

(1)	Total base salary earned during the fiscal years presented.
(2)

For fiscal year 2003, amounts shown in this column include the following bonuses paid pursuant to the Company’s Officer Retention Bonus Plan, approved by the Board of Directors in connection with the planned but abandoned merger with Fisher Scientific International, Inc.: (i) for Mr. Smith, $153,768; (ii) for Mr. Sasen, $119,597; (iii) for Mr. Corless, $102,512; and (iv) for Mr. Oglesby, $56,256. For fiscal year

2002, amounts shown in this column include the following bonuses paid pursuant to the Company’s Officer Retention Bonus Plan: (i) for Mr. Smith, $248,507; (ii) for Mr. Sasen, $193,283; (iii) for Mr. Corless, $165,671; and (iv) for Mr. Oglesby, $114,055. For fiscal year 2001, amounts shown in this column include the following bonuses paid pursuant to the Company’s Officer Retention Bonus Plan: (i) for Mr. Smith, $225,000; (ii) for Mr. Sasen, $175,000; (iii) for Mr. Corless, $150,000; and (iv) for Mr. Oglesby, $75,000. Amounts other than bonuses paid pursuant to the Company’s Officer Retention Bonus Plan represent performance-based bonuses paid in connection with annual incentive targets approved by the Board of Directors and its Compensation Committee. Any amounts deferred at the election of the executive are included in the reported amounts.

(3)	Amount includes $6,899 for moving expense reimbursement.
(4)	Grants of stock options made during the fiscal years presented. These awards were made under the Company’s 1999 Long Term Incentive Plan, Amended and Restated 1994 Long Term Incentive Plan, and Amended and Restated 1994 Long Term Stock Plan.
(5)	Amounts shown in this column include the following amounts for fiscal year 2003: (i) for Mr. Smith, $911 for a split-dollar life insurance policy, $1,500 for Company match under the 401(k) plan and $147,113 for Company match under a deferred compensation plan; (ii) for Mr. Sasen, $1,708 for a split-dollar life insurance policy, $946 for Company match under the 401(k) plan and $64,290 for Company match under a deferred compensation plan; (iii) for Mr. Corless, $328 for a split-dollar life insurance policy, $1,500 for Company match under the 401(k) plan and $71,825 for Company match under a deferred compensation plan; (iv) for Mr. Oglesby, $126 for a split-dollar life insurance policy, $1,500 for Company match under the 104(k) plan and $21,634 for Company match under a deferred compensation plan, and (v) for Mr. Bronson, $413 for a split-dollar life insurance policy and $23,765 for Company match under a deferred compensation plan.
(6)	Mr. Bronson was appointed Senior Vice President and Chief Financial Officer of the Company as of January 7, 2002. On April 1, 2003, Mr. Bronson was promoted to Executive Vice President and Chief Financial Officer of the Company.

Option Grants in Fiscal Year Ended March 28, 2003

The following table sets forth information concerning individual grants of stock options to the Named Executive Officers listed in the Summary Compensation Table above during fiscal year 2003.

	Individual Grants
	Number of Securities Underlying Options Granted(#)		Percentage of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name						%($)	10%($)
David A. Smith	45,678	(3)	2.7	9.89	07/01/12	284,107	719,982
	100,000	(4)	5.9	7.40	08/21/07	204,448	451,777

John F. Sasen, Sr.	24,240	(3)	1.4	9.89	07/01/12	150,767	382,074
	25,000	(4)	1.5	7.40	08/21/07	51,112	112,944

Gary A. Corless	22,905	(3)	1.4	9.89	07/01/12	142,464	361,031
	35,000	(4)	2.1	7.40	08/21/07	71,557	158,122

Tony Oglesby	6,909	(5)	0.4	9.89	07/01/12	42,972	108,900
	15,000	(4)	0.9	7.40	08/21/07	30,667	67,767
	15,000	(4)	0.9	6.95	09/25/07	28,802	63,646

David M. Bronson	10,414	(6)	0.6	9.89	07/01/12	64,773	164,147
	50,000	(4)	3.0	7.40	08/21/07	102,224	225,889

(1)	The percentage of total options granted to employees in fiscal year 2003 is based on options to purchase an aggregate of 1,694,731 shares of Common Stock granted to employees during fiscal year 2003.
(2)

The dollar amounts reported in the “Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term” columns represent hypothetical amounts that may be realized on exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. The 5% and 10% assumed annual rate of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect the Company’s estimate or projection of future stock price growth.

(3)	The option is exercisable 20% on the date of grant and becomes exercisable for an additional 20% on each anniversary of the date of grant for four years.
(4)	On the first anniversary of the date of grant, this option becomes exercisable 33 1/3 % each year for three years.
(5)	On second anniversary of the date of grant, this option becomes 20% exercisable each year for five years.
(6)	On the fourth anniversary of the date of grant, this option becomes 20% exercisable each year for five years.

Option Values as of March 28, 2003

The following table sets forth information regarding the value of the unexercised options held by the Named Executive Officers as of March 28, 2003, based on the market value of the Common Stock on that date. The Named Executive Officers did not exercise options during fiscal year 2003.

	Number of Securities Underlying Unexercised Options at March 28, 2003		Value of Unexercised In-the-Money Options at March 28, 2003($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Smith	312,632	422,376	147,205	124,143
John F. Sasen, Sr.	211,284	127,252	52,299	68,699
Gary A. Corless	68,375	109,676	74,045	64,940
Tony Oglesby	39,950	59,005	27,718	24,661
David M. Bronson	16,666	93,748	0	0

(1)	Based upon the closing price of $6.67 of the Common Stock on the NASDAQ Stock Market on March 28, 2003.

Long-Term Incentive Plans—Awards in Last Fiscal Year

The following table sets forth information regarding possible future payouts to the Named Executive Officers under the Company’s Shareholder Value Plan, a cash-based performance award program under the Company’s 1999 Long-Term Incentive Plan.

	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non- Stock Price-Based Plans(1)
Name		Threshold ($)	Target ($)	Maximum ($)
David A. Smith	10/1/02–3/31/05	318,000	636,000	954,000
John F. Sasen, Sr.	10/1/02–3/31/05	163,800	327,600	491,400
Gary A. Corless	10/1/02–3/31/05	171,000	342,000	513,000
Tony Oglesby	10/1/02–3/31/05	142,500	285,000	427,500
David M. Bronson	10/1/02–3/31/05	149,625	299,250	448,875

(1)	Payouts under the Shareholder Value Plan are based on achievement of financial performance goals outlined in the Company’s three-year strategic plan. The amount of future payouts is based on target awards expressed as a percentage of base salary (40% of three times base salary in the case of Mr. Smith; 38% of three times base salary in the case of Messrs. Corless and Olgesby; and 35% of three times base salary in the case of Messrs. Bronson and Sasen). Participants have the opportunity to earn from 50% to 150% of their target award, based on planned cumulative earnings per share, as approved by the Board of Directors, over a 30-month performance period beginning on October 1, 2002 and ending on March 31, 2005. The threshold cumulative earnings per share must be achieved prior to any payments being made under this Plan. The Threshold, Target and Maximum Future Payouts represent 50%, 100% and 150%, respectively, of each Named Executive Officer’s target award.

Equity Compensation Plan Information

The following table provides information as of March 28, 2003 about the common stock that may be issued under all of the Company’s existing equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	5,756,357	9.84	1,109,307
Equity compensation plans not approved by shareholders (1)	1,676,411	6.44	788,401

Total	7,432,768	9.07	1,897,708

(1)	2,600,000 shares of the Company’s common stock have been reserved under the Company’s 1999 Broad-Based Employee Stock Plan for issuance to employees, officers and directors. The Compensation Committee of the Board of Directors has discretion to make grants under this plan in the form of nonqualified stock options or restricted stock. The exercise price of options granted shall be at least the fair market value of the Company’s common stock on the date of grant. All options are generally fully vested and exercisable three years from the date of grant.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

The Company has entered into employment agreements with the Named Executive Officers that include the terms described below.

Term.    The Named Executive Officers’ employment agreements are for initial terms of three years, in the case of Messrs. Smith, Sasen, Corless, and Bronson, and two years, in the case of Mr. Oglesby. Thereafter, each agreement automatically extends by one year on each anniversary of the effective date, unless either party elects not to extend. The employment agreements currently extend to the following dates: Mr. Smith’s, until January 1, 2005; Mr. Sasen’s, until April 1, 2004; Mr. Corless’, until June 1, 2005; Mr. Bronson’s, until April 1, 2006; and Mr. Oglesby’s, until October 1, 2004. Upon a change in control of the Company, as defined in the employment agreements, the term will automatically extend through the later of (i) the third anniversary (in the case of Messrs. Smith, Corless, and Bronson) or the second anniversary (in the case of Mr. Oglesby) date of the change in control, or (ii) the normal expiration of the then-current term.

Salary and Benefits.    Under the terms of current employment agreements, each Named Executive Officer is entitled to a minimum annual salary and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to employees or other senior executives of the Company. As of March 28, 2003, the annual salaries of the Named Executive Officers are as follows: Mr. Smith—$530,000; Mr. Sasen—$312,000; Mr. Corless—$300,000; Mr. Oglesby—$250,000; and Mr. Bronson—$285,000.

Termination.    The Company may terminate each of the employment agreements at any time with or without “cause” (as defined therein), or by the executive with or without “good reason” (as defined therein). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If a Named Executive Officer is terminated without cause or resigns for good reason, he will be entitled to (i) unpaid base salary and accrued benefits through the termination date, plus a severance amount equal to two times his base salary and target annual bonus, in the case of Mr. Smith, or one times his base salary and target annual bonus, in the case of Messrs. Corless and Bronson, or one times his base salary, in the case of Mr. Sasen, or three-fourths times his base salary and target annual bonus, in the case of Mr. Oglesby. The Company will also provide the executive with (i) welfare benefit plan coverage following such termination for two years, in the case of Mr. Smith, or one year, in the case of Messrs. Sasen, Corless and Bronson, or nine months, in the case of Mr. Oglesby, and (ii) reimbursement for outplacement services up to $60,000 in the case of Mr. Smith, $30,000, in the case of Messrs. Sasen, Corless and Bronson, or $15,000, in the case of Mr. Oglesby. In the event that such termination follows or is in connection with a change of control, in lieu of the benefits described above, the Company will pay the executive (i) his accrued salary and benefits through the date of termination, (ii) a pro rata payment of his annual bonus for the year of termination, and (iii) a severance amount equal to three times his base salary and target annual bonus, in the case of Mr. Smith, or two times his base salary and target annual bonus, in the case of Mr. Sasen, Corless and Bronson, or 1.5 times his base salary and target annual bonus, in the case of Mr. Oglesby, (iv) welfare benefit plan coverage for a period of three years, in the case of Mr. Smith, or two years, in the case of Messrs. Sasen, Corless and Bronson, or eighteen months, in the case of Mr. Oglesby, and (v) the outplacement service reimbursement described above.

If any of the Named Executive Officers is terminated for cause or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, and, in the case of Mr. Sasen, continuation of welfare benefit plan coverage for a period of 30 days and a lump sum severance payment equal to 30 days’ salary. If an executive officer’s employment is terminated by reason of his disability or retirement, he will be entitled under his employment agreement to his accrued salary and benefits and any disability or retirement benefits that may apply. If an executive officer’s employment is terminated by reason of his death, his estate will be entitled to accrued salary and benefits and any death benefits that may apply.

Each of the employment agreements provides that the executive officer will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Restrictive Covenants.    Each executive officer has agreed in his employment agreement not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 18 months following the termination of his employment or the earlier occurrence of a change of control of the Company.

Retention Bonuses.    Each of the executive officers participated in the Company’s Officer Retention Bonus Plan, which provided for a retention bonus to be paid to the executive officer, payable 50% on February 1, 2001, 30% on February 1, 2002 and 20% on February 1, 2003, if the executive is employed by the Company on such dates. The retention bonuses paid under this plan during fiscal year 2003 were as follows: Mr. Smith—$153,768; Mr. Sasen—$119,597; Mr. Corless—$102,512; Mr. Oglesby—$56,256; and Mr. Bronson—$0.

Loans Made to Executive Officers.    During fiscal years 2000 and 2001, the Company loaned approximately $390,000 to David A. Smith. The loan is unsecured and bears interest at 6%. The largest aggregate amount of indebtedness outstanding during fiscal year 2003 was approximately $142,847. The remaining principal and accrued interest amounts outstanding as of March 28, 2003 totaled approximately $60,000. Subsequent to year-end, Mr. Smith repaid the remaining principal and accrued interest in full.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed of at least three outside directors of the Board who are not employees or former employees of the Company. The Committee is responsible for the approval and oversight of the compensation program for the Company’s officers, and periodically engages independent compensation consultants to aid the Committee in its review of the compensation program. The Compensation Committee held five meetings during fiscal year 2003.

This report addresses the Company’s compensation policies for the executive officers and its basis for determining the compensation of the Company’s Chief Executive Officer for the past fiscal year.

Compensation Strategy.    The Compensation Committee has reviewed the Company’s compensation strategy and retained the services of an independent compensation consultant from Frederic W. Cook & Co., Inc. to assist in their review of the Company’s compensation strategy during the 2003 fiscal year. The goals of the executive compensation program are to:

•	enable the Company to attract and retain high-quality executives by providing total compensation opportunities and a compensation mix which are at or above the relevant employment market levels, but with modest fixed costs and leveraged incentive opportunities; and

•	motivate executives to act in the best interests of shareholders by providing substantial incentive opportunities to be earned through performance on direct or indirect measures of long-term shareholder value creation.

Targeted compensation levels are stated below and are followed by a more detailed discussion of each of the three compensation elements:

•	the base salary policy reflects median levels for companies of comparable revenue size;

•	the annual incentive award opportunities are targeted at median levels and associated with earnings growth goals, where actual awards are determined based upon how performance compares to such goals; and

•	the long-term incentive award opportunities reflect earnings growth and contributions to shareholder value over the long-term period.

Base Salary.    In March 2002, the Compensation Committee reviewed and approved the salaries of the Company’s executive officers for the 2003 fiscal year.

Annual Incentives.    With respect to annual incentive compensation, the Committee has maintained the existing incentive amounts for target awards as a percentage of salary (i.e., 60% for the CEO position, 55% for the other executive officer positions, and 45% for the other corporate officer positions). For the purposes of funding annual incentives, the profit target was established at the beginning of the 2003 fiscal year based on a business plan reviewed and approved by the Board of Directors and an annual incentive compensation plan approved by the Compensation Committee.

While the Chief Executive Officer’s and Chief Financial Officer’s annual incentive compensation is based solely upon profit performance results, other corporate staff officers have up to 50% of their incentive opportunity based upon their assessed individual contributions to the Company’s success. Incentive amounts listed in the Summary Compensation Table for the named executive officers were paid for results achieved during fiscal year 2003.

Long-Term Incentives.    Under the 1999 Long-Term Incentive Plan and the 1999 Broad-Based Employee Stock Plan, stock options were granted to all officers in fiscal 2003, consistent with the compensation strategy and after applying an award grant methodology for distributing the share allocation established for the year.

Under the grant guideline, a set number of shares are annually awarded to officers based upon their respective salaries and tier responsibilities within the Company.

During fiscal year 2003, the Compensation Committee of the Board of Directors approved a cash-based performance award program under the 1999 Long-Term Incentive Plan, known as the Shareholder Value Plan (“SVP”). The SVP provides incentive to executives to enhance shareholder value through the achievement of earnings per share goals outlined in the Company’s three-year strategic plan. The first performance period under the SVP is the 30-month period from October 1, 2002 to March 31, 2005.

Target awards under the SVP are expressed as a percentage of base salary for the top five officer levels. The performance goals are based on planned cumulative earnings per share, as approved by the Board of Directors. The Compensation Committee may establish different target awards for future performance periods. The Company is accruing compensation cost ratably over the 30-month period and expects the target pay-out to be approximately $6,300,000 (pre-tax).

Compensation of Chief Executive Officer.    Consistent with the Compensation Committee’s general compensation philosophy for the Company’s executives, the Compensation Committee seeks to achieve two objectives: (i) to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent; and (ii) to make a significant percentage of the total compensation package contingent upon the Company’s performance and stock price appreciation.

The base salary established for Mr. Smith on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. In accordance with these objectives, upon his promotion to the position of Chief Executive Officer, the Compensation Committee established Mr. Smith’s base salary as $530,000 and awarded him a year-end bonus of $477,000.

In recognition of Mr. Smith’s extensive past service to the Company, and in an effort to maximize stockholder value by directly linking Mr. Smith’s compensation to the achievement of a higher stock price for the Company’s common stock, Mr. Smith was granted in the 2003 fiscal year options to purchase (i) 45,678 shares of the Company’s Common Stock issued under an executive deferred compensation plan at an exercise price of $9.89 per share and (ii) 100,000 shares of the Company’s Common Stock issued as an annual long-term incentive based upon level of responsibility within the Company at an exercise price of $7.40 per share. In order to ensure the continued retention of Mr. Smith into the future, the Company has entered into an employment agreement with him, which contains a compensation package that reflects the Compensation Committee’s compensation philosophy and policy, as described above. See “Employment Contracts, Termination of Employment, and Change in Control Arrangements.”

Other Considerations.    The Omnibus Budget Reconciliation Act of 1993 (OBRA) disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, unless the compensation qualifies as “performance-based” under Code Section 162(m). The 1999 Long-Term Incentive Plan permits the grant of stock options and other awards that are fully deductible under Code Section 162(m). It is the Committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent. The only executive officer who received compensation in excess of $1,000,000 in fiscal year 2003 was Mr. Smith whose compensation was $1,171,268.

Respectfully submitted,

The Compensation Committee T. O’Neal Douglas, Chairman Clark A. Johnson Delores P. Kesler

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors in May 2001 and amended and restated in March 2003. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during the fiscal year ended March 28, 2003 and particularly with regard to the Company’s audited consolidated financial statements as of March 28, 2003 and March 29, 2002 and for the three years in the period ended March 28, 2003. The Audit Committee is composed solely of independent directors, as that term is defined by the NASDAQ Stock Market, Inc.

The Company’s management has primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The committee oversees these processes and appoints the accountants to serve as the Company’s independent auditors for the coming year. In addition, the Audit Committee approves all audit and non-audit related services to be performed by the Company’s independent auditors.

The Audit Committee has implemented procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met eleven times during the fiscal year ended March 28, 2003.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2003, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee had discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the Securities and Exchange Commission.

The Audit Committee also reviewed with the Company’s independent auditors, KPMG LLP, their judgments as to the quality, rather than just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as may be modified or supplemented from time to time. The Audit Committee has received from the independent auditors, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor’s professional judgment, reasonably may be thought to bear on the auditor’s independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company. In addition, the Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in the written disclosures required of KPMG LLP by Independence Standards Board Standard No. 1. The Audit Committee also considered whether the provision of services during the fiscal year ended March 28, 2003 by KPMG LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements is compatible with maintaining KPMG’s independence.

Additionally, the Audit Committee discussed with the Company’s independent auditors the overall scope and plan for their audit. The Audit Committee met privately with the independent auditors to discuss the results of their examinations and their observations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors that the Company retain KPMG LLP as the Company’s independent auditors for the fiscal year ending March 26, 2004.

The foregoing report has been submitted by each of the members of the Audit Committee of the Board of Directors:

Charles E. Adair, Chairman

T. O’Neal Douglas

Charles R. Scott

PERFORMANCE GRAPH

The following performance graph compares the performance of the Common Stock to the NASDAQ National Market Composite index and a line-of-business index of selected peer companies assuming $100 was invested and all dividends, if any, were reinvested. The graph covers the period from April 3, 1998 to March 28, 2003. The Company did not pay dividends during the period covered by this graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Date	PSS World Medical, Inc.	Peer Group	NASDAQ Stock Market (U.S.)
4/3/98	100.00	100.00	100.00
4/2/99	39.86	109.66	137.05
3/31/00	30.14	72.57	246.82
3/30/01	19.86	125.19	98.93
3/29/02	43.56	153.57	99.64
3/28/03	29.64	95.09	73.14

(1)	The Peer Group is comprised of AmerisourceBergen Corp., Baxter International Inc., Cardinal Health, Inc., Graham-Field Health Products Inc., McKesson Corp., Moore Medical Corporation, Owens and Minor, Inc., Patterson Dental Company and Henry Schein, Inc.

The Report of the Compensation Committee, the Report of the Audit Committee and the Performance Graph do not constitute “soliciting material” and shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Please see “Employment Agreements” for descriptions of loans the Company has made to David A. Smith, the Company’s President, Chief Executive Officer and Secretary, all of which have been fully paid.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common Stock as of June 27, 2003 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) each executive officer named in the Summary Compensation Table, and (v) all directors and executive officers as a group. Unless otherwise indicated, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or convertible within 60 days of June 27, 2003 are deemed outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number and percentage ownership of Commons Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)	Percent(3)
Beneficial Owners of more than 5%:
Westfield Capital Management Co., LLC(4)	4,796,050	7.2%
The TCW Group, Inc.(5)	4,566,348	6.8%
David L. Babson & Company, Inc.(6)	4,285,517	6.4%
Executive Officers and Directors:
David A. Smith.	582,566	*
John F. Sasen, Sr.	401,937	*
Gary A. Corless	123,273	*
Tony E. Oglesby	108,868	*
David M. Bronson	56,682	*
T. O’Neal Douglas	251,629	*
Charles R. Scott	217,249	*
Clark A. Johnson	216,195	*
Melvin L. Hecktman	207,138	*
Delores P. Kesler	186,378	*
Charles E. Adair	37,991	*
All Executive Officers and Directors as a group (16 persons)	2,603,447	3.9%

*	Beneficial ownership is less than 1% of the Company’s outstanding Common Stock.
(1)	Unless otherwise noted, the address of the following beneficial owners is 4345 Southpoint Boulevard, Jacksonville, Florida 32216.
(2)	Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within 60 days of June 27, 2003 as follows: Mr. Smith, 390,461 shares; Mr. Sasen, 245,760 shares; Mr. Corless, 101,744 shares; Mr. Oglesby, 49,950 shares; Mr. Bronson, 33,332 shares; Mr. Douglas, 151,629 shares; Mr. Scott, 172,249 shares; Mr. Johnson, 156,195 shares; Mr. Hecktman, 180,888 shares; Ms. Kesler, 184,878 shares; Mr. Adair, 28,991 shares; and all executive officers and directors as a group, 1,855,590 shares.
(3)	The percentage of beneficial ownership is based on 66,946,958 shares of Common Stock outstanding as of June 27, 2003.

(4)	The business address of Westfield Capital Management Co., LLC is One Financial Center, Boston, Massachusetts 02111. The number of shares reported was derived from a Schedule 13F for the period ending March 31, 2003 executed by Westfield Capital Management Co., LLC.
(5)	The business address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017. The number of shares reported was derived from a Schedule 13F for the period ending March 31, 2003 executed by TCW Group, Inc.
(6)	The business address of David L. Babson & Company, Inc. is One Memorial Drive, Cambridge, Massachusetts 02142-1300. The number of shares reported was derived from a Schedule 13F for the period ending March 31, 2003 executed by David L. Babson & Company, Inc.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of KPMG LLP served as the Company’s independent auditors for the fiscal year ended March 28, 2003, and the Board of Directors has reappointed KPMG LLP as the Company’s independent auditors for the fiscal year ending April 2, 2004. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees.    The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal year 2003, the reviews of the Company’s quarterly financial statements during fiscal year 2003, consultations on matters reflected in the financial statements, consents, and review of SEC filings were $846,015. As a result of the disposition of the Imaging Business during fiscal year 2003 and classifying its results of operations as discontinued operations, the consolidated financial statements of the Company and its subsidiaries for fiscal year 2001 were required to be reaudited by KPMG LLP. The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal year 2001 were $319,594.

Audit Related Fees.    The aggregate fees related to business/accounting technical advice with respect to potential transactions and an audit of the Company’s benefit plan were $68,645.

Tax Services Fees.    The aggregate fees for all tax services other than those included in “audit” and “audit related” fees including tax compliance audits, tax planning and tax advice were $291,345.

All Other Fees.    The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for services rendered to the Company and its subsidiaries, other than the services described above, for fiscal year 2003 were $0.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any proposal pursuant to Rule 14a-8 of the Exchange Act that a shareholder may desire to have included in the Company’s proxy materials for presentation at the 2004 Annual Meeting of shareholders must be received by the Company at its executive offices on or prior to April 6, 2004. Proposals should be directed to the attention of Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

Notice of a stockholder proposal submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by the Company after June 20, 2004, and the proxies will have discretionary authority to vote on any such matters as to which the Company has not received notice by such date.

OTHER MATTERS

Expenses of Solicitation

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mail, directors, officers or other employees of the Company may solicit proxies, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of the nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the reports furnished to the Company and written representations from the officers and directors of the Company, the Company believes that the reporting officers, directors, and beneficial owners of greater than ten percent timely complied with all applicable filing requirements during fiscal year 2003.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2003, including financial statements, exhibits and any amendments thereto, as filed with the Securities and Exchange Commission (the “Form 10-K”), may be obtained without charge upon written request to: Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2003 (which is not part of the Company’s proxy soliciting material) is being mailed to the Company’s shareholders with this proxy statement.

Multiple Shareholders Sharing One Address

In some instances, the Company may deliver to multiple shareholders sharing a common address only one copy of this proxy statement and one copy of the Company’s Annual Report for the fiscal year ended March 28, 2003. If requested by phone or in writing, the Company will promptly provide a separate copy of the proxy statement or the Annual Report, or both, to a shareholder sharing an address with another shareholder. Requests by phone should be made to Robert Weiner at (904) 332-3000, and requests in writing should be sent to the attention of Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to the Company at the address above.

Other Business

The Board of Directors does not presently intend to bring any other matters before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment on such matters.

Exhibit A

PSS WORLD MEDICAL, INC.

Charter of the Audit Committee

of the Board of Directors

I. Scope of Responsibilities and Activities

The Audit Committee seeks to instill in the Corporation a commitment to quality financial reporting, sound business risk practices and ethical behavior, through its consultation with and monitoring of the Corporation’s management, its Internal Audit Department and the independent public accountants. The Audit Committee assists the Board of Directors in fulfilling its general oversight responsibilities to achieve reliability and integrity in:

•	The financial reports and other financial information provided by the Corporation to the public, its shareholders and others;

•	Compliance with legal and regulatory requirements;

•	The Corporation’s systems of disclosure controls and internal controls over its accounting and financial reporting processes; and

•	The auditing process, including the independence and performance of the Corporation’s Internal Audit Department and the independent public accountants.

The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process, disclosure controls and internal control system;

•	Appoint a firm of qualified, independent public accountants to audit the accounts of the Corporation and its subsidiaries and review and appraise the procedures and results of such audits;

•	Monitor and appraise the performance of the Internal Audit Department and take appropriate action to address matters brought to the Audit Committee’s attention by the Internal Audit Department;

•	Provide an open avenue of communication among the independent public accountants, the Corporation’s financial and senior management, the Internal Audit Department and the Board of Directors; and

•	Investigate any matters within the Audit Committee’s scope of responsibilities and report periodically to the Board of Directors on significant results from its activities.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II. Composition	The members of the Audit Committee shall be elected by the Board of Directors, as provided in the Bylaws. The Chairman of the Audit Committee shall also be elected by the Board of Directors.

The Audit Committee shall be comprised of three or more independent directors. The independence of each Audit Committee member shall be determined by the Board of Directors in accordance with all applicable laws, regulations and rules.

All members of the Audit Committee must be able to read, understand and analyze financial statements of the Corporation, including the Corporation’s balance sheet, income statement and cash flow statement.

At least one member of the Audit Committee shall be a financial expert, as determined by the Board of Directors in accordance with all applicable laws, regulations and rules.

III. Meetings	In accordance with the Bylaws, the Audit Committee shall meet at least four times annually, and shall meet more frequently as circumstances dictate.

All members of the Audit Committee are expected to attend each meeting in person or via tele- or video-conference. Meeting agendas will be provided in advance of each meeting, along with other appropriate briefing materials. Minutes of each meeting will be distributed to the members for review and approval.

The Audit Committee will meet at least quarterly with management, the Director of the Internal Audit Department and the independent public accountants to discuss any matters that the Audit Committee and each of these groups believes should be discussed.

As it may deem appropriate in connection with carrying out its responsibilities, the Audit Committee may request any officer or employee of the Corporation, the Corporation’s outside counsel or the independent public accountants to attend a meeting of the Audit Committee, or to meet with any member of the Audit Committee or its legal, accounting or other advisors.

IV. Responsibilities and Duties	To fulfill its responsibilities and duties the Audit Committee shall:

Review of Documents and Reports

1.	Review and discuss with financial management and the independent public accountants (a) the annual earnings announcement prior to its release, and (b) the Corporation’s annual financial statements and the Form 10-K prior to its filing. Discuss with management the certifications of the Form 10-K by the Chief Executive Officer and Chief Financial Officer.

2.	Review and discuss with financial management and the independent public accountants (a) each quarterly earnings announcement prior to its release and (b) each Form l0-Q prior to its filing. Discuss with management the certifications of the Form 10-Q by the Chief Executive Officer and Chief Financial Officer.

3.	Review and discuss as appropriate any other financial reports or financial information brought before the Audit Committee at the discretion of the Chairman of the Audit Committee.

4.	Review all internal reports to management prepared by the Internal Audit Department and management’s response to these reports.

5.	Review all reports from the independent public accountants that include critical accounting policies and alternative treatments of financial information, as well as all material written communications, such as management letters or schedule of unadjusted differences, between the independent public accountants and the Corporation.

Independent	Public Accountants

6.	Annually select, evaluate the performance of and, where appropriate, replace the independent public accountants.

7.	Emphasize that the independent public accountants are accountable solely to the Audit Committee, as representatives of the Board of Directors.

8.	Approve in advance all audit, review and attest engagements and the compensation of the independent public accountants.

9.	Approve in advance the terms of all permissible non-audit related services to be provided by the independent public accountants.

10.	Evaluate at least annually the independence from the Corporation of the independent public accountants, including a review of the following:

(a)	a written report prepared by the independent public accountants regarding the independent public accountants’ internal control procedures and any material issues raised within the past five years by internal quality-control reviews, peer reviews or inquiries or investigations of governmental or professional authorities relating to independent audits conducted by the independent public accountants, and the steps taken to address such issues;

(b)	the compensation policies of the independent public accountants regarding the sale of engagements to the Corporation of non-audit related services;

(c)	all significant relationships the independent public accountants may have with the Corporation, including permitted non-audit services provided by the independent public accountants; and

(d)	all services rendered by the independent public accountants to the Corporation’s directors and officers (as that term is defined under Rule 16a-1 under the Securities Exchange Act of 1934).

11.	Provide for the rotation of (i) the lead audit partner and the reviewing partner at least every five (5) years and (ii) any other partner involved in the engagement by the Corporation at least every seven (7) years, or as otherwise required by applicable laws, regulations and rules.

12.	Review policies for the hiring of employees or former employees of the Corporation’s independent public accountants.

13.	Before commencement of the annual financial statement audit, meet jointly and/or separately with the chief financial officer of the Corporation and the independent public accountants to:

(a)	discuss the evaluation by management and the independent public accountants of the adequacy and effectiveness of the accounting procedures and internal controls of the Corporation and its subsidiaries;

(b)	approve the overall scope of the audit, staffing requirements and the fees to be charged; and

(c)	inquire and discuss recent Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Corporation’s financial statements.

14.	At the conclusion of the audit, meet jointly and/or separately with the chief financial officer and the independent public accountants to discuss:

(a)	the quality and clarity of the audited financial statements of the Corporation, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

(b)	the result of the audit and any problems or difficulties encountered in completing the audit;

(c)	any significant recommendations by the independent public accountants for improvement of accounting systems and controls of the Corporation; and

(d)	the quality and depth of staffing in the accounting and financial departments of the Corporation.

15.	Investigate any matters brought to the Audit Committee’s attention and resolve disagreements between the independent public accountants and the Corporation.

Internal	Auditors

16.	Maintain regular and open communications with the Internal Audit Department and provide consultation when necessary.

17.	Take appropriate actions to oversee the independence and the objectivity of the Internal Audit Department.

18.	Review the activities, budget, organizational structure, staffing, charter, qualifications and compensation of the Internal Audit Department.

Financial	Reporting Process

19.	Discuss with the independent public accountants and the Internal Audit Department the integrity of the organization’s financial reporting processes.

20.	Consider the independent public accountants’ judgment about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

21.	Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent public accountants, management or the Internal Audit Department.

22.	Review any reportable events required by auditing standards (i.e. SAS #90) including any disagreements among management and the independent public accountants or the Internal Audit Department in connection with the preparation of the financial statements.

23.	Obtain reports from management, the senior internal audit executive and legal counsel that the Corporation’s subsidiaries are in conformity with applicable legal requirements.

24.	Review with the Corporation’s legal counsel legal matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental authorities.

Additional	Responsibilities and Duties

25.	Have the authority and funding from the Corporation to retain special legal, accounting or other consultants to advise the Audit Committee in the performance of its responsibilities.

26.	Meet periodically with management to review the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

27.	Establish procedures for:
(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters; and

(b)	the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

28.	Regularly report to the Board of Directors regarding the Audit Committee’s activities, the issues it has addressed and its related recommendations.

29.	Assess the adequacy of this charter at least annually, and recommend any appropriate changes to the Board of Directors.

30.	Annually review the Audit Committee’s own performance, and confirm whether its responsibilities as outlined in this charter have been carried out.

31.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth above, it is the duty of management, the Internal Audit Department and the independent public accountants, not the Audit Committee, to plan and conduct audits and confirm that the Corporation’s financial statements are complete, accurate and in compliance with generally accepted accounting principles in all material respects.

******

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned, having duly received the Notice of the Annual Meeting of Shareholders and the Proxy Statement, dated August 4, 2003, hereby appoints David A. Smith and Clark A. Johnson as proxies (together “Proxies”), each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all shares of Common Stock of PSS World Medical, Inc. (the “Company”) held of record by the undersigned on June 27, 2003, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, September 4, 2003 at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256 and at any adjournments or postponements thereof.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

T. O’Neal Douglas and Clark A. Johnson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED ABOVE.

Please sign exactly as name appears on this Proxy. Where shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, an authorized person should sign in the full corporate name. If signing as a partnership, an authorized person should sign in the full partnership name.

Dated:                     , 2003

Signature

Signature

Title(s)

If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.